EXHIBIT 99.3
RADYNE CORPORATION AND XICOM TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
INTRODUCTION
     The following unaudited pro forma condensed combined financial information is presented to illustrate the effects on our historical consolidated financial statements and the results of operations of the merger with Xicom Technology, Inc. and subsidiaries (“Xicom”). Pro forma historical amounts for the twelve months ended December 31, 2004 are derived from our audited 2004 consolidated financial statements and the audited consolidated financial statements for Xicom for their fiscal year ended October 3, 2004. Pro forma historical amounts for the six-months ended June 30, 2005 are derived from the unaudited Radyne condensed consolidated statement of income for the six months ended June 30, 2005, less the results of operations for Xicom for the period May 28, 2005 through June 30, 2005, which has been included in Radyne’s consolidated results for the period subsequent to acquisition, and the unaudited condensed consolidated statement of operations for Xicom for the six months ended April 3, 2005.
     The acquisition of Xicom has been accounted for using the purchase method of accounting under SFAS No. 141, “Business Combinations”, resulting in a new basis of accounting. Appraisals and other valuation studies were based on available information and various assumptions that we believe are reasonable. The actual allocation of consideration paid and the resulting effect on income from operations may differ from the pro forma amounts included herein.
     The unaudited pro forma condensed combined statements of income for the twelve months ended December 31, 2004 and for the six months ended June 30, 2005 assumes that the merger described above took place on January 1, 2004, the beginning of our 2004 fiscal year. This information is not necessarily indicative of our financial condition or results of operations had the merger been completed as of the dates indicated, nor should it be construed as representative of our future financial condition or results of operations.
     The unaudited pro forma condensed combined financial statements should be read in conjunction with our consolidated financial statements and related notes therein as filed with our Form 10-K for the year ended December 31, 2004.
     A pro forma combined balance sheet has not been provided in this Form 8-K/A because the Company has included a balance sheet meeting the requirements of Section 11-02 of Regulation S-X in the Company’s Form 10-Q filed August 10, 2005.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Most Recent Fiscal Year End

	Radyne Historical	Xicom Historical for
	for the 12 months	the 12 months
	ended December	ended October 3,	Pro Forma		Radyne
	31, 2004	2004	Adjustments		Pro Forma
	(In thousands, except per share data)
Sales	$56,578	$44,407	$—		$100,985
Cost of sales	26,435	33,441	—		59,876

Gross profit	30,143	10,966	—		41,109

Selling, general and administrative expenses	15,420	5,668	16	(1)
			1,139	(2)
			(372	) (3)
			578	(4)	22,449
Research and development expenses	5,330	4,590	—		9,920

Operating profit	9,393	708	(1,361)		8,740

Interest expense	(29)	(271)	(9	) (5)	(309)
Interest and other income (expense)	492	(69)	(492	) (6)	(69)

Earnings before income taxes	9,856	368	(1,862)		8,363

Tax expense (benefit)	(3,644)	13	(707	) (7)	(4,338)

Net income	$13,500	$355	$(1,154)		$12,701

Weighted average shares — Basic	16,357		220	(8)	16,577
Weighted average shares — Diluted	17,136		220	(8)	17,356
EPS — Basic	$0.83				$0.77
EPS — Diluted	$0.79				$0.73
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
INCOME FOR THE YEAR ENDED DECEMBER 31, 2004

(1)	Reflects the increase to rent expense due to the elimination of the historical deferred rent liability as a result of purchase accounting. The deferred rent liability is created by the GAAP accounting for rent on a straight line basis. This liability reflects the difference between the income statement rent expense and cash rent paid over time. During the earlier years of a typical lease, deferred rent liability is increased when income statement rent expense exceeds cash rent paid. During the later years of a typical lease, deferred rent liability is decreased when income statement rent expense is less than cash rent paid.

(2)	Reflects the amortization of identified intangible assets over their economically useful lives. Appraisals and other valuation studies were based on available information and various assumptions that we believe are reasonable. The actual allocation of consideration paid and the resulting effect on income from operations may differ from the pro forma amounts included herein.

The following table illustrates the estimated fair value, estimated useful life, and estimated amortization of the intangible assets acquired as a result of the merger.

		Years	Estimated
	Purchase	economic	annual
(dollars in thousands)	accounting	life	amortization

Core technologies	$4,920	10	$492

Customer relationships	2,040	4	510

Covenant ‘not-to-compete’	410	3	137

Total	$7,370		$1,139

(3)	Reflects a decrease in rent expense due to the amortization of an unfavorable contract related to the lease of the Santa Clara facility assumed in the acquisition. This liability is recorded in purchase accounting for GAAP and amortized over the remaining lease term to record rent on a straight-line basis. A discounted cash flow analysis was prepared to estimate the contract liability for this lease and quantified the disparity between contract rent and market rent over its remaining term of 2 years.

The following table illustrates the estimated unfavorable contract liability, remaining lease term, and the estimated reduction of rent expense:

			Annual
	Contract	Remaining	reduction of
(dollars in thousands)	liability	lease term	rent expense

Unfavorable lease commitment	$804	2	$372

(4)	Reflects the increase in depreciation expense as a result of the fair value increase in purchase accounting of property and equipment. The increase in fair value of $635 relates to assets with an estimated economic life ranging from 1 to 5 years.

(5)	The pro forma adjustment to interest expense is based on the amounts borrowed related to the acquisition and the rates in effect at the closing of the merger offset by the effect on interest expense of Xicom debt that was repaid as of the merger (dollars in thousands):

Fiscal Year
Ended
December 31,
2004
Interest expense on new credit line	$280
Elimination of Xicom historical interest expense	(271)

Pro forma adjustment to interest expense	$9

Interest expense on the new credit line assumes an interest rate of 5.61% applied to $5.0 million.

(6)	This adjustment represents a decrease in Radyne’s interest income of $492 resulting from the $39 million of cash used as purchase consideration.

(7)	Adjustment represents the related tax effects of pro forma adjustments. The effective tax rate was assumed to be 38%.

(8)	Issuance of shares calculated as $2 million divided by 5 day average share price measured from 2 trading days prior to signing the Definitive Agreement on March 2, 2005, through 2 trading days after the agreement date ($9.186/share).

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Interim Six Month Period

	Radyne
	Historical for the	Xicom Historical for
	6 Months Ended	the 6 Months	Pro Forma		Radyne
	June 30, 2005	Ended April 3, 2005	Adjustments		Pro Forma
	(In thousands, except per share data)
Sales	$29,365	$18,019	$—		$47,384
Cost of sales	13,863	13,829	—		27,692

Gross profit	15,502	4,190	—		19,692

Selling, general and administrative expense	7,756	2,803	24	(1)
			569	(2)
			(216	) (3)
			54	(4)	10,990
Research and development expenses	2,995	1,502	—		4,497

Operating profit	4,751	(115)	(431)		4,205

Interest expense	(80)	(133)	(6	) (5)	(219)
Interest and other income (expense)	472	4	(472	) (6)	4

Earnings before income taxes	5,143	(244)	(910)		3,989

Tax expense (benefit)	1,935	2	(346	) (7)	1,591

Net income	$3,208	$(246)	$(564)		$2,398

Weighted average shares — Basic	16,558		220	(8)	16,778
Weighted average shares — Diluted	17,294		220	(8)	17,514
EPS — Basic	$0.19				$0.14
EPS — Diluted	$0.19				$0.14
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2005

(1)	Reflects the increase to rent expense due to the elimination of the historical deferred rent liability as a result of purchase accounting. The deferred rent liability is created by the GAAP accounting for rent on a straight line basis. This liability reflects the difference between the income statement rent expense and cash rent paid over time. During the earlier years of a typical lease, deferred rent liability is increased when income statement rent expense exceeds cash rent paid. During the later years of a typical lease, deferred rent liability is decreased when income statement rent expense is less than cash rent paid.

(2)	Reflects the amortization of identified intangible assets over their economically useful lives. Appraisals and other valuation studies were based on available information and various assumptions that we believe are reasonable. The actual allocation of consideration paid and the resulting effect on income from operations may differ from the pro forma amounts included herein.

The following table illustrates the estimated fair value, estimated useful life, and estimated amortization of the intangible assets acquired as a result of the merger.

		Years	Estimated
	Purchase	economic	amortization -
(dollars in thousands)	accounting	life	6 months.

Core technologies	$4,920	10	$246

Customer relationships	2,040	4	255

Covenant ‘not-to-compete’	410	3	68

Total	$7,370		$569

(3)	Reflects a decrease in rent expense due to the amortization of an unfavorable contract related to the lease of the Santa Clara facility assumed in the acquisition. This liability is recorded in purchase accounting for GAAP and amortized over the remaining lease term to record rent on a straight-line basis. A discounted cash flow analysis was prepared to estimate the contract liability for this lease and quantified the disparity between contract rent and market rent over its remaining term of 2 years.

The following table illustrates the estimated unfavorable contract liability, remaining lease term, and the estimated reduction of rent expense:

			Annual
	Contract	Remaining	reduction of
(dollars in thousands)	liability	lease term	rent expense

Unfavorable lease commitment	$804	2	$216

(4)	Reflects the increase in depreciation expense as a result of the fair value increase in purchase accounting of property and equipment. The increase in fair value of $635 relates to assets with an estimated economic life ranging from 1 to 5 years.

(5)	The pro forma adjustment to interest expense is based on the amounts borrowed related to the acquisition and the rates in effect at the closing of the merger offset by the effect on interest expense of Xicom debt that was repaid as of the merger (dollars in thousands):

Six months
Ended
June 30,
2005
Interest Expense on a new credit line	$139
Elimination of Xicom historical interest expense	(133)

Pro forma adjustment to interest expense	$6

Interest expense on the new credit line assumes an interest rate of 5.61% applied to $5.0 million.

(6)	This adjustment represents a decrease in Radyne’s interest income of $472 resulting from the $39 million of cash used as purchase consideration.

(7)	Adjustment represents the related tax effects of pro forma adjustments. The effective tax rate was assumed to be 38%.

(8)	Issuance of shares calculated as $2 million divided by 5 day average share price measured from 2 trading days prior to signing the Definitive Agreement on March 2, 2005, through 2 trading days after the agreement date ($9.186/share).